     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2003

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM F-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

GLAXOSMITHKLINE CAPITAL INC.,  GLAXOSMITHKLINE CAPITAL PLC,       GLAXOSMITHKLINE PLC,
          AS ISSUER                      AS ISSUER                    AS GUARANTOR
(Exact name of Registrant as   (Exact name of Registrant as   (Exact name of Registrant as
  specified in its charter)      specified in its charter)      specified in its charter)
          DELAWARE                   ENGLAND AND WALES              ENGLAND AND WALES
(State or other jurisdiction   (State or other jurisdiction   (State or other jurisdiction
             of                             of                             of
      incorporation or               incorporation or               incorporation or
        organization)                  organization)                  organization)
         51-0332587                   NOT APPLICABLE                 NOT APPLICABLE
      (I.R.S. Employer               (I.R.S. Employer               (I.R.S. Employer
     Identification No.)            Identification No.)            Identification No.)
  1105 NORTH MARKET STREET         980 GREAT WEST ROAD,           980 GREAT WEST ROAD,
SUITE 1300, NEW CASTLE COUNTY            BRENTFORD                      BRENTFORD
 WILMINGTON, DELAWARE 19801     MIDDLESEX TW8 9GS, ENGLAND     MIDDLESEX TW8 9GS, ENGLAND
       (302) 479-5801               +44(0)20 8047-5000             +44(0)20 8047-5000
(Address and telephone number  (Address and telephone number  (Address and telephone number
             of                             of                             of
   Registrant's principal         Registrant's principal         Registrant's principal
     executive offices)             executive offices)             executive offices)
                               GLAXOSMITHKLINE CAPITAL INC.
                                 1105 NORTH MARKET STREET
                               SUITE 1300, NEW CASTLE COUNTY
                                WILMINGTON, DELAWARE 19801
                                      (302) 479-5801
   (Name, address and telephone number of agent for service for each of the Registrants)

                                        COPIES TO:
   DONALD F. PARMAN, ESQ.        LESLIE N. SILVERMAN, ESQ.      ROBERT J. DONATUCCI, ESQ.
VICE PRESIDENT -- U.S. LEGAL     CLEARY, GOTTLIEB, STEEN &     SIDLEY AUSTIN BROWN & WOOD
         OPERATIONS                      HAMILTON                          LLP
       GLAXOSMITHKLINE               ONE LIBERTY PLAZA             787 SEVENTH AVENUE
ONE FRANKLIN PLAZA, P.O. BOX     NEW YORK, NEW YORK 10006       NEW YORK, NEW YORK 10019
            7929                      (212) 225-2000                 (212) 839-5340
   PHILADELPHIA, PA 19102
       (215) 751-7633

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration
Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                                                               PROPOSED
                                                                           PROPOSED             MAXIMUM
                                                                            MAXIMUM            AGGREGATE           AMOUNT OF
        TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE       OFFERING PRICE         OFFERING          REGISTRATION
                TO BE REGISTERED                   REGISTERED(1)(2)       PER UNIT(3)         PRICE(3)(4)             FEE
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Guaranteed debt securities of GlaxoSmithKline
  Capital Inc....................................         --                  --                  --                  --
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Guaranteed debt securities of GlaxoSmithKline
  Capital plc....................................         --                  --                  --                  --
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Guarantees of GlaxoSmithKline plc in respect of
  the guaranteed debt securities(5)..............         --                  --                  --                  --
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Total............................................   $5,000,000,000           100%           $5,000,000,000         $404,500
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(1) The amount to be registered is not specified as to each class of securities to be registered pursuant to General Instruction II.C of Form F-3.

(2) Includes guaranteed debt securities that may be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933. The guaranteed debt securities are not being registered for purposes of sales outside the United States.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) and (o) under the Securities Act of 1933.

(4) Such amount in U.S. dollars or the equivalent in foreign currencies, or currency units or composite currencies or, if any guaranteed debt securities are issued at original issue discount, such greater amount as shall result in an aggregate initial offering price of $5,000,000,000. Exclusive of accrued interest, if any.

(5) No separate consideration will be received for the guarantees in respect of the guaranteed debt securities.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 28, 2003

PROSPECTUS

                             (GLAXOSMITHKLINE LOGO)

                                 $5,000,000,000

                          GLAXOSMITHKLINE CAPITAL INC.

                          GLAXOSMITHKLINE CAPITAL PLC

                                DEBT SECURITIES

                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                              GLAXOSMITHKLINE PLC
                             ---------------------
     We may offer debt securities from time to time in one or more series through this prospectus. The debt securities will be issued through one of our finance subsidiaries, GlaxoSmithKline Capital Inc. or GlaxoSmithKline Capital plc, and any debt securities we issue will be fully and unconditionally guaranteed by GlaxoSmithKline plc.

     We will receive an aggregate amount of up to $5,000,000,000 (or its equivalent in foreign currencies, currency units or composite currencies) from the sales of these debt securities.

     We will provide the specific terms of the debt securities we offer in one or more supplements to this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest. Our debt securities may be denominated in U.S. dollars or in any other currencies, currency units or composite currencies as we may designate.

     We may offer these debt securities through underwriters, agents or dealers or directly to institutional purchasers. The accompanying prospectus supplement will set forth the names of any underwriters or agents and any applicable commissions or discounts. The prospectus supplement will also set forth the proceeds we will receive from any sale of debt securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    2
Where You Can Find More Information.........................    3
Incorporation of Certain Documents by Reference.............    3
Presentation of Financial Information.......................    3
Forward-Looking Statements..................................    3
Use of Proceeds.............................................    5
Ratios of Earnings to Fixed Charges.........................    5
GlaxoSmithKline plc.........................................    5
GlaxoSmithKline Capital Inc.................................    6
GlaxoSmithKline Capital plc.................................    6
Legal Ownership of Debt Securities..........................    6
Description of Debt Securities..............................    8
Income Tax Considerations...................................   18
Plan of Distribution........................................   18
Validity of Securities......................................   19
Experts.....................................................   20
Limitations on Enforcement of U.S. Laws.....................   20

                             ---------------------

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.
                             ---------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the debt securities described in this prospectus in one or more offerings up to an aggregate offering price of $5,000,000,000 (or its equivalent in foreign currencies, currency units or composite currencies).

     This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement, attached to the front of this prospectus, that will contain specific information about the terms of that offering. Those terms may vary from the terms described in this prospectus. As a result, the summary description of the debt securities in this prospectus is subject to, and qualified by reference to, the descriptions of the particular terms of any debt securities contained in any related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

     This prospectus does not include all of the information contained in the registration statement of which it is a part. We refer you to the registration statement and the related exhibits for a more complete understanding of our debt securities and the shelf registration process.

     As used in this prospectus, the term "finance subsidiaries" refers to GlaxoSmithKline Capital Inc., a Delaware corporation, and GlaxoSmithKline Capital plc, an English public limited company. Any debt securities we offer will be issued by one of the finance subsidiaries and will be fully and unconditionally guaranteed by GlaxoSmithKline plc, an English public limited company (which we refer to as "GlaxoSmithKline"). The term "guarantor" refers to GlaxoSmithKline in its capacity as guarantor of the debt securities. Unless the context requires otherwise, the terms "we," "our" and "us" refer to GlaxoSmithKline and its consolidated subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We began filing documents electronically with the SEC on November 4, 2002; our filings were previously made in paper format. Reports and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and that is incorporated by reference will automatically update and supersede this information.

     We hereby incorporate by reference our annual report on Form 20-F for the year ended December 31, 2002. We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the time we sell all of the debt securities described in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address: GlaxoSmithKline plc, 980 Great West Road, Brentford, Middlesex TW8 9GS, England, telephone +44(0)20 8047-5000,
Attention: Company Secretary. Our Internet address is www.gsk.com. We are not incorporating the contents of our website into this prospectus.

                     PRESENTATION OF FINANCIAL INFORMATION

     We present our financial statements in pounds Sterling and in accordance with generally accepted accounting principles in the United Kingdom, or U.K. GAAP. For a discussion of certain significant differences between U.K. GAAP and generally accepted accounting principles in the United States, or U.S. GAAP, as they relate to GlaxoSmithKline, we refer you to the notes to our audited consolidated financial statements, which are incorporated by reference into this prospectus.

     When we refer to "L," we mean pounds Sterling. When we refer to "$," we mean U.S. dollars. Except where noted, all financial information is presented in accordance with U.K. GAAP.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. You should not place undue reliance on these statements. In addition, in the future we and others on our behalf may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to the following:

     - our plans, objectives and goals;

     - our future economic performance and prospects;

     - the potential effect on our future performance of certain contingencies; and

     - assumptions underlying any such statements.

     You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as "believes," "anticipates," "expects," "intends," "estimates" and "plans" and similar expressions are intended to identify forward-looking statements, but these are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

     Forward-looking statements are subject to important risks, uncertainties and assumptions that are difficult to predict. The results or events predicted in forward-looking statements may differ materially from actual results or events. Some of the factors that could cause actual results or events to differ from current expectations include the following:

     - the highly competitive nature of the pharmaceutical business and potential innovations and technical advances by our competitors, in addition to the intensification of price competition resulting from consolidation in the industry;

     - competition from producers of generic pharmaceutical products, especially upon the loss of patents for our products due to their expiration, successful legal challenges to our patents by our competitors or the reduction and relaxation of patent protection in some developing countries;

     - new and possibly increasing levels of price controls with respect to our products in many markets;

     - the risks associated with the increasingly demanding regulatory controls governing the pharmaceutical industry, which could include increased costs of production and time for product development, as well as a heightened risk that previously granted regulatory approvals could be withdrawn;

     - the cost, uncertainty and other risks associated with the development of new pharmaceutical products that may never reach the market or that may have limited marketability or profitability, despite our significant investment of time and money in their development;

     - the outcome of current legal proceedings;

     - changes in environmental regulations, which could increase our costs of compliance and otherwise affect our business;

     - our ability to maintain sufficient liquidity and to access capital markets;

     - the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular;

     - changes in tax, inflation, interest or foreign currency exchange rates and controls or other economic factors affecting our businesses or the possibility of political unrest in countries in which we do business;

     - the effects of changes in accounting policies or practices; and

     - acquisitions we may undertake in the future.

     We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors set forth in our annual report on Form 20-F for the year ended December 31, 2002 and subsequent annual reports on Form 20-F and other documents filed with the SEC and any risk factors relating to us or a particular offering discussed or incorporated by reference in the applicable prospectus supplement.

                                USE OF PROCEEDS

     Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the debt securities described in this prospectus for our general corporate purposes, including to refinance existing indebtedness. We may also invest the net proceeds in marketable securities as part of our liquidity management process.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges computed under U.K. GAAP and U.S. GAAP for the periods indicated. Ratios computed under U.S. GAAP are significantly lower than those under U.K. GAAP due mainly to differences in accounting treatment of the merger of Glaxo Wellcome plc and SmithKline Beecham plc in 2000. For a description of these differences, see Note 37 to our consolidated financial statements contained in our annual report on Form 20-F for the year ended December 31, 2002, which is incorporated by reference into this prospectus.

     Earnings for this purpose have been calculated by (i) adding profit on ordinary activities before taxation (after eliminating our share of profits/losses of joint ventures and associated undertakings) to fixed charges and (ii) subtracting from that total the amount of pre-tax earnings required to pay dividends on outstanding preference shares and the minority interest in pre-tax profit of subsidiaries that have not incurred fixed charges.

     Fixed charges for this purpose consist of (i) interest payable (including expense on debt and interest in respect of finance leases), (ii) that portion of operating lease rental expense representative of the interest factor (being one-third of such rental expense) and (iii) the amount of pre-tax earnings required to pay dividends on outstanding preference shares.

                                                         YEAR ENDED DECEMBER 31,
                                                    ----------------------------------
                                                    2002    2001   2000    1999   1998
                                                    -----   ----   -----   ----   ----
Ratio of earnings to fixed charges -- U.K. GAAP...   19.9   15.1    13.6   11.0   8.6
Ratio of earnings to fixed charges -- U.S. GAAP...  3.3(1)   1.7    --(2)   5.6   5.7

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     (1) Reflects the impact of adoption of SFAS 142, "Goodwill and Other Intangible Assets" pursuant to which we ceased amortization of goodwill and indefinite-lived intangible assets beginning January 1, 2002.

     (2) Our earnings determined in accordance with U.S. GAAP were insufficient to cover fixed charges by L4.4 billion for the year ended December 31, 2000.

                              GLAXOSMITHKLINE PLC

     GlaxoSmithKline is a major global healthcare company engaged in the creation and discovery, development, manufacture and marketing of pharmaceutical and consumer health-related products. Our two principal operational industry segments are pharmaceuticals (prescription pharmaceuticals and vaccines) and consumer healthcare (over-the-counter medicines, oral care and nutritional healthcare).

     GlaxoSmithKline is a public limited company incorporated under the laws of England and Wales. Our shares are listed on the London Stock Exchange and our American Depositary Shares are listed on the New York Stock Exchange. On December 27, 2000, GlaxoSmithKline acquired Glaxo Wellcome plc and SmithKline Beecham plc, both English public limited companies, through a merger of the two companies. Both Glaxo Wellcome and SmithKline Beecham were major global healthcare businesses.

     Our corporate head office is in the London area at 980 Great West Road, Brentford, Middlesex TW8 9GS, England, and our telephone number is +44(0)20 8047-5000. We also have operational headquarters in Philadelphia, Pennsylvania and Research Triangle Park, North Carolina and operations in some 102 countries, with products sold in over 150 countries. Our principal research and development facilities are in the United Kingdom, the United States, Japan, Italy and Belgium and our products are currently manufactured in some 38 countries. The major markets for our products are the United States, Japan, the United Kingdom, France, Germany and Italy.

                          GLAXOSMITHKLINE CAPITAL INC.

     GlaxoSmithKline Capital Inc. is a Delaware corporation. It is a wholly-owned subsidiary of GlaxoSmithKline, and it exists for the purpose of issuing debt securities, the proceeds of which will be invested by it in marketable securities or advanced to, or otherwise invested in, subsidiaries or affiliates of GlaxoSmithKline. The principal executive offices of GlaxoSmithKline Capital Inc. are located at 1105 North Market Street, Suite 1300, New Castle County, Wilmington, Delaware 19801. Its telephone number is
(302) 479-5801.

                          GLAXOSMITHKLINE CAPITAL PLC

     GlaxoSmithKline Capital plc is a public limited company incorporated under the laws of England and Wales. It is a wholly-owned subsidiary of GlaxoSmithKline, and it exists for the purpose of issuing debt securities, the proceeds of which will be invested by it in marketable securities or advanced to, or otherwise invested in, subsidiaries or affiliates of GlaxoSmithKline. The principal executive offices of GlaxoSmithKline Capital plc are located at 980 Great West Road, Brentford, Middlesex TW8 9GS, England. Its telephone number is +44(0)20 8047-5000.

                       LEGAL OWNERSHIP OF DEBT SECURITIES

"STREET NAME" AND OTHER INDIRECT HOLDERS

     We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of those debt securities. This is called holding in "street name." Instead, we recognize only the bank or broker or the financial institution the bank or broker uses to hold the debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

     - how it handles payments and notices with respect to securities;

     - whether it imposes fees or charges;

     - how it would handle voting if ever required;

     - how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

     - whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

     - how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

REGISTERED HOLDERS

     Our obligations, as well as the obligations of the trustee and any third parties employed by us or the trustee, extend only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

GLOBAL SECURITIES

     A global security is a special type of indirectly held security. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners of the debt securities will be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities represented by the global security not be registered in the name of any other holder except in the special situations described below. The financial institution that acts as the sole registered holder of the global security is called the depositary. Any person wishing to own a debt security may do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only as global securities.

     Transfers of debt securities represented by the global security will be made only on the records of the depositary or its nominee by transferring such debt securities from the account of one broker, bank or financial institution to the account of another broker, bank or financial institution. These transfers are made electronically only and are also known as book-entry transfers. Securities in global form are sometimes also referred to as being in book-entry form.

     As an indirect holder, your rights relating to a global security will be governed by the account rules of your broker, bank or financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of debt securities and instead will deal only with the depositary that holds the global security.

     You should be aware that if debt securities are issued only in the form of a global security:

     - you cannot have debt securities registered in your own name;

     - you cannot receive physical certificates for your interest in the debt securities;

     - you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

     - you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own securities in the form of physical certificates;

     - the depositary's policies will govern payments, transfers, exchanges and other matters relating to your indirect interest in the global security. We and the trustee will have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also will not supervise the depositary in any way; and

     - the depositary will require that indirect interests in the global security be purchased or sold within its system using same-day funds for settlement.

     In a few special situations described below, the global security will terminate and the indirect interests in it will be exchanged for registered debt securities represented by physical certificates. After that exchange, the choice of whether to hold debt securities in registered form or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in debt securities transferred to your name, so that you will be a registered holder.

     Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security are:

     - when the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

     - the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

     - an event of default has occurred and is continuing and beneficial owners representing a majority in principal amount of the applicable series of debt securities have advised the depositary to cease acting as the depositary; or

     - we decide we do not want to have the debt securities of that series represented by a global security.

     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

THE TERM "HOLDER" AS USED IN THIS PROSPECTUS AND ELSEWHERE

     In the descriptions of the debt securities included in this prospectus and any prospectus supplement, when we refer to the "holder" of a given debt security as being entitled to certain rights or payments, or being permitted to take certain actions, we are in all cases referring to the registered holder of the debt security.

     While you would be the registered holder if you held a certificated security registered in your name, it is likely that the holder will actually be either the broker, bank or other financial institution where you have your street name account, or, in the case of a global security, the depositary. If you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a debt security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot exercise the option yourself by following the procedures described in the prospectus supplement. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the prospectus supplement relating to the debt security.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to those debt securities, will be described in the related prospectus supplement at the time of the offer.

GENERAL

     As used in this prospectus, "debt securities" means the debentures, notes, bonds, guarantees and other evidences of indebtedness that we issue and GlaxoSmithKline fully and unconditionally guarantees and, in each case, the trustee authenticates and delivers under the applicable indenture. The debt securities will be our direct unsecured obligations and will rank equally and ratably without preference among themselves and at least equally with all of our other unsecured and unsubordinated indebtedness.

     The debt securities will be issued in one or more series under indentures among the finance subsidiaries, Citibank, N.A., as trustee, and GlaxoSmithKline, as guarantor. The indentures applicable to GlaxoSmithKline Capital Inc. and GlaxoSmithKline Capital plc, respectively, will each be qualified under the Trust Indenture Act of 1939, as amended. In the following discussion, we sometimes refer to these indentures collectively as the "indentures."

     This prospectus briefly outlines the provisions of the indentures. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

     The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of GlaxoSmithKline or the finance subsidiaries in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities.

ISSUANCE IN SERIES

     The debt securities offered through this prospectus will be limited to an aggregate initial public offering price of $5,000,000,000 or the equivalent in one or more foreign currencies, currency units or composite currencies. The indentures do not limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consents of the holders of debt securities of that series, for issuances of additional debt securities of that series. Except in the limited circumstances described below under "-- Covenants -- Limitation on Liens," the debt securities will not be secured by any property or assets of the guarantor or the finance subsidiaries.

     The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms will include some or all of the following:

     - the title, aggregate principal amount and denominations of the debt securities;

     - the date or dates on which principal will be payable;

     - the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described;

     - the rate or rates, which may be fixed or variable, at which the debt securities will bear interest;

     - the interest payment dates;

     - any optional or mandatory redemption terms;

     - whether any sinking fund is required;

     - the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

     - whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of beneficial owners;

     - information describing any book-entry features;

     - whether and under what circumstances additional amounts will be paid on any debt securities as a result of withholding taxes and whether the debt securities can be redeemed if additional amounts must be paid;

     - the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series;

     - the applicability of the defeasance and covenant defeasance provisions described in this prospectus, or any modifications of those provisions;

     - any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities; and

     - any other terms, conditions, rights or preferences of the debt securities.

     The prospectus supplement relating to any series of debt securities may add to or change statements contained in this prospectus. The prospectus supplement may also include, if applicable, a discussion of certain U.S. federal income tax and U.K. income tax considerations.

GLAXOSMITHKLINE GUARANTEES

     Debt securities issued by us will be fully and unconditionally guaranteed by GlaxoSmithKline. If for any reason, the applicable finance subsidiary does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, GlaxoSmithKline will cause the payment to be made to or to the order of the trustee. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of GlaxoSmithKline without taking any action whatsoever against the finance subsidiary.

PAYMENT AND TRANSFER

     The debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by us. Unless stated otherwise in a prospectus supplement, and except as described under "-- Book-Entry System" below, payments of principal, interest and additional amounts, if any, will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

     Unless other procedures are described in a prospectus supplement and except as described under "-- Book Entry System" below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

     Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

BOOK-ENTRY SYSTEM

     Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

     DTC has advised us as follows:

     - DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act;

     - DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

     - DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC; and

     - access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

     So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

     We will make all payments of principal, interest and additional amounts, if any, on the debt securities to the depositary. It is expected that the depositary will then credit participants' accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers' accounts in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

     Global securities are generally not transferable. Physical certificates will be issued to beneficial owners of a global security if:

     - the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

     - the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

     - an event of default has occurred and is continuing and beneficial owners representing a majority in principal amount of the applicable series of debt securities have advised the depositary to cease acting as the depositary; or

     - we decide we do not want to have the debt securities of that series represented by a global security.

CONSOLIDATION, MERGER OR SALE

     We and our finance subsidiaries will agree in the indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of our respective properties and assets to any person, unless:

     - we or the applicable finance subsidiary, as the case may be, are the continuing person, or the successor expressly assumes by supplemental indenture our obligations under the applicable indenture;

     - the continuing person is a U.S. or U.K. company or is organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Co-operation and Development (or any successor) and, if it is not a U.S. or U.K. company, the continuing person agrees by supplemental indenture to be bound by a covenant comparable to that described below under "-- Covenants -- Payment of Additional Amounts" with respect to taxes imposed in the continuing person's jurisdiction of organization (in which case the continuing person will benefit from a redemption option comparable to that described below under "-- Optional Redemption for Tax Reasons" in the event of changes in taxes in that jurisdiction after the date of the consolidation, merger or sale);

     - immediately after the transaction, no default under the debt securities has occurred and is continuing; and

     - we deliver to the trustee an officer's certificate and, if we or the applicable finance subsidiary are not the continuing person, an opinion of counsel, in each case stating that the transaction and the supplemental indenture, if required, comply with these provisions and the indenture.

COVENANTS

  PAYMENT OF ADDITIONAL AMOUNTS

     Payments made by us under or with respect to the debt securities will be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of (i) the government of the United Kingdom or of any territory of the United Kingdom or by any authority or agency therein or thereof having power to tax or (ii) the government of the United States or any state or territory of the United States or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as "Taxes," unless we are required to withhold or deduct Taxes by law.

     If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

     - that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or the United States or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

     - that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

     - payable other than by withholding from payments of principal of or interest on the debt securities;

     - that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

        - such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

        - at least 30 days before the first payment date with respect to which such additional amounts shall be payable, we have notified such recipient in writing that such recipient is required to comply with such requirement;

     - that would not have been imposed but for the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

     - that are imposed on a payment to an individual and are required to be made pursuant to any European Union directive on the taxation of savings income relating to the proposal for a directive on the taxation of savings income published by the ECOFIN Council on December 13, 2001 or otherwise implement-ing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such a directive;

     - that would not have been imposed if presentation for payment of the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made; or

     - any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or interest on any debt security to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

     We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We have also agreed that, if the conclusions of the ECOFIN Council meeting of November 26-27, 2000 are implemented, and if we maintain a paying agent with respect to a particular series of debt securities in any member state of the European Union, we will maintain a paying agent in at least one member state (other than the United Kingdom) that will not be obliged to withhold or deduct taxes pursuant to the European Union directive on the taxation of savings proposed at the ECOFIN Council meeting of November 26-27, 2000, provided there is at least one member state that does not require a paying agent to withhold or deduct pursuant to such directive.

     Our obligation to pay additional amounts if and when due will survive the termination of the indentures and the payment of all amounts in respect of the debt securities.

 LIMITATION ON LIENS

     We may not, and we may not permit any of our subsidiaries to, incur or assume any lien on or with respect to any of our or our subsidiaries' property, assets or revenues, present or future, to secure any relevant indebtedness (as this term is defined below) without making (or causing our subsidiaries to make) effective provision for securing the debt securities equally and ratably with such relevant indebtedness as to such property, assets or revenues, for as long as such relevant indebtedness is so secured.

     The restrictions on liens will not apply to:

     - liens arising by operation of law;

     - liens on property, assets or revenues of any person, which liens are existing at the time such person becomes a subsidiary; and

     - liens on property, assets or revenues of a person existing at the time such person is merged with or into or consolidated with us or any of our subsidiaries or at the time of a sale, lease or other disposition to us of the properties of a person as an entirety or substantially as an entirety.

     For purposes of the limitation on liens covenant, the term "relevant indebtedness" means any of our debt that:

     - is in the form of or represented by bonds, notes, loan stock, depositary receipts or other securities issued (otherwise than to constitute or represent advances made by banks or other lending institutions);

     - is denominated, or confers any right of payment of principal, premium or interest, in or by reference to any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business, or is denominated in or by reference to the currency of such country but more than 20% of which is placed or offered for subscription or sale by or on behalf of, or by agreement with, the issuer outside such country; and

     - at its date of issue is, or is intended by the issuer to become, quoted, listed, traded or dealt in on any stock exchange, over-the-counter market or other securities market.

 ADDITIONAL COVENANTS

     We may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

OPTIONAL REDEMPTION FOR TAX REASONS

     We may redeem any series of debt securities in whole but not in part at any time, on giving not less than 30 nor more than 60 days' notice of such redemption, at a redemption price equal to the principal amount plus accrued interest, if any, to the date fixed for redemption (except in the case of discounted debt securities, which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if:

     - we determine that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or of any political subdivision or taxing authority thereof) or the United States (or of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the issue date or such other date specified in the debt securities of that series:

        - we would be required to pay additional amounts (as described under "-- Covenants -- Payment of Additional Amounts" above) with respect to that series of debt securities on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us, or

        - withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the applicable finance subsidiary directly from the guarantor (or any affiliate) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the applicable finance subsidiary or the guarantor (or any affiliate); or

     - we determine, based upon an opinion of counsel that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction, in the United Kingdom (or of any political subdivision or taxing authority thereof) or the United States (or of any political subdivision or taxing authority thereof) (whether or not such action was taken or brought with respect to the applicable finance subsidiary or the guarantor), which action is taken or brought on or after the issue date or such other date specified in the debt securities of that series, there is a substantial probability that the circumstances described above would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such additional amounts. We will also pay to each holder, or make available for payment to each such holder, on the redemption date any additional amounts resulting from the payment of such redemption price.

Prior to the publication of any notice of redemption, we will deliver to the trustee:

     - an officer's certificate stating that we are entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred; or

     - an opinion of counsel to the effect that the conditions specified above have been satisfied.

Any notice of redemption will be irrevocable once we deliver it to the trustee.

EVENTS OF DEFAULT

     Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

     - default in payment of the principal (or premium, if any) of any debt security of that series when due (including as a sinking fund installment), and, in the case of technical or administrative difficulties, the continuance of that default for more than two business days;

     - default in payment of interest on or any additional amounts payable in respect of any debt security of that series when due and payable, and the continuance of that default for 30 days;

     - default in performing any other covenant in the indenture applicable to that series for 60 days after the receipt of written notice from the trustee or from the holders of 25% in principal amount of the debt securities of that series;

     - failure to pay indebtedness for borrowed money of the guarantor or either finance subsidiary (not including any indebtedness for which recourse is limited to property purchased) having in any particular case an outstanding principal amount in excess of $25,000,000 (or its equivalent in any other currency) where any such failure results in such indebtedness being accelerated and becoming due and payable prior to its stated maturity and such acceleration shall not have been rescinded or annulled or such indebtedness shall not have been discharged;

     - certain events of bankruptcy, insolvency or reorganization of the guarantor or the finance subsidiaries; or

     - any other event of default provided with respect to that particular series of debt securities.

     Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

     An event of default with respect to a particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

     The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

     If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require the relevant issuer to repay immediately, or accelerate:

     - the entire principal of the debt securities of such series; or

     - if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

     If the event of default occurs because of a default in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture or any covenant for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

     The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on any of the debt securities when due otherwise than as a result of acceleration.

     After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or is unduly prejudicial to the rights of other holders.

     No holder will be entitled to pursue any remedy with respect to the indenture unless the trustee fails to act for 60 days after it is given:

     - notice of default by that holder;

     - a written request to enforce the indenture by the holders of not less than 25% in principal amount of all outstanding debt securities of any affected series; and

     - an indemnity to the trustee, satisfactory to the trustee;

and during this 60-day period the holders of a majority in principal amount of all outstanding debt securities of such affected series do not give a direction to the trustee that is inconsistent with the enforcement request. These provisions will not prevent any holder of debt securities from enforcing payment of the principal of (and premium, if any) and interest on the debt securities at the relevant due dates.

     If an event of default with respect to a series of debt securities occurs and is continuing, the trustee will mail to the holders of those debt securities a notice of the event of default within 90 days after it occurs. However, except in the case of a default in any payment in respect of a series of debt securities, the trustee shall be protected in withholding notice of an event of default if it determines in good faith that this is in the interests of the holders of the relevant debt securities.

MODIFICATION OF THE INDENTURES

     In general, rights and obligations of us and the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

     - make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal we have to repay, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder and impairing any right of a holder to bring suit for payment;

     - waive any payment default;

     - reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default; or

     - make any other change to the amendment provisions of the applicable indenture.

     However, if we and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder. We and the trustee are permitted to make modifications and amendments to the applicable indenture without the consent of any holder of debt securities for any of the following purposes:

     - to evidence the succession of another person to us as obligor under the indenture;

     - to add covenants for any or all series of debt securities or to surrender any of our rights or powers in the indenture;

     - to add events of default for any or all series of debt securities;

     - to add or change any provisions of the indenture to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form;

     - to change or eliminate any provisions of the indenture, provided that any such change or elimination will become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision;

     - to add guarantees to the securities and guarantors under the indenture or to secure the securities;

     - to establish the form or terms of debt securities of any series;

     - to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

     - to cure any ambiguity, defect or inconsistency in the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect; or

     - to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect.

DEFEASANCE

     The term defeasance means discharge from some or all of the obligations under the indentures. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

     - we will be discharged from our respective obligations with respect to the debt securities of such series; or

     - we will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

     If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

     We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. In the case of a complete discharge, we may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service.

SUBSTITUTION OF ISSUER

     We may at our option at any time, without the consent of any holders of debt securities, cause GlaxoSmithKline or any other subsidiary of GlaxoSmithKline to assume the obligations of the relevant finance subsidiary under any series of debt securities, provided that the new obligor executes a supplemental indenture in which it agrees to be bound by the terms of those debt securities and the relevant indenture. If the new obligor is not a U.S. or U.K. company, it must be a member of the Organisation for Economic Co-operation and Development (or any successor) and it must also agree in the supplemental indenture to be bound by a covenant comparable to that described above under "-- Covenants -- Payment of Additional Amounts" with respect to taxes imposed in its jurisdiction of organization (in which case the new obligor will benefit from a redemption option comparable to that described above under "-- Optional Redemption for Tax Reasons" in the event of changes in taxes in that jurisdiction after the date of the substitution). In the case of such a substitution, the relevant finance subsidiary will be relieved of any further obligation under the assumed series of debt securities.

INFORMATION CONCERNING THE TRUSTEE

     Citibank, N.A. will be the trustee. The trustee will be required to perform only those duties that are specifically set forth in the indentures, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

     Citibank has loaned money to GlaxoSmithKline and certain of our subsidiaries, and Citibank and its affiliates have provided other banking and related services to us and our subsidiaries in the past and may do so in the future as a part of their regular business.

GOVERNING LAW

     The debt securities, the related guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York.

                           INCOME TAX CONSIDERATIONS

     The applicable prospectus supplement will describe the principal U.K. tax consequences to an investor who is not resident or deemed to be resident in the United Kingdom for U.K. tax purposes, who is a resident of the United States for purposes of the United Kingdom-United States Income Tax Convention, who deals with us at arm's length for purposes of any U.K. income tax law at all times, and who meets certain other requirements, of acquiring, owning and disposing of debt securities, including whether the payment by us of principal (and premium, if any) and interest will be subject to U.K. withholding tax.

     The applicable prospectus supplement may describe certain U.S. federal income tax considerations relevant to a particular series of debt securities.

                              PLAN OF DISTRIBUTION

     We may sell our securities through agents, underwriters, dealers or directly to purchasers.

     Our agents may solicit offers to purchase our securities.

     - We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

     We may use an underwriter or underwriters in the offer or sale of our securities.

     - If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

     - We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     - The underwriters will use our prospectus supplement to sell our securities.

     - If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell our securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

     We may use a dealer to sell our securities.

     - If we use a dealer, we, as principal, will sell our securities to the dealer.

     - The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

     - We will indicate in our prospectus supplements the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

                             VALIDITY OF SECURITIES

     Cleary, Gottlieb, Steen & Hamilton, our U.S. and U.K. counsel, will pass upon the validity of the debt securities and guarantees as to matters of U.S. and English law. Sidley Austin Brown & Wood LLP will pass upon the validity of the debt securities and guarantees under U.S. law and English law for any agents or underwriters. Cleary, Gottlieb, Steen & Hamilton and Sidley Austin Brown & Wood LLP regularly provide legal services to us and our subsidiaries and affiliates.

                                    EXPERTS

     Our consolidated financial statements incorporated into this prospectus, and the registration statement of which this prospectus is a part, by reference to our annual report on Form 20-F for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent chartered accountants and registered auditors, given on their authority as experts in auditing and accounting.

     The audit report covering our consolidated financial statements for the year ended December 31, 2002 contains a paragraph that states that U.K. GAAP varies in certain significant respects from U.S. GAAP and that the application of U.S. GAAP would have affected the determination of consolidated shareholders' equity as of December 31, 2002 and 2001 and the determination of consolidated net income for each of the three years in the period ended December 31, 2002, to the extent summarized in Note 37 to the consolidated financial statements.

                    LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

     We are a global pharmaceutical and health-care products company domiciled in the United Kingdom. Many of our directors and executive officers (as well as certain directors, managers and executive officers of our finance subsidiaries), and certain experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries) or have any of them appear in a U.S. court. There is some doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

GLAXOSMITHKLINE AND GLAXOSMITHKLINE CAPITAL PLC

     Article 154 of GlaxoSmithKline's Articles and Memorandum of Association currently provides that GlaxoSmithKline shall indemnify directors and officers to the extent permitted by law.

     Article 12 of GlaxoSmithKline Capital plc's Articles of Association currently provides that GlaxoSmithKline Capital plc shall indemnify directors and officers to the extent permitted by law.

     GlaxoSmithKline and GlaxoSmithKline Capital plc have agreed with their directors and officers to indemnify them, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by any such director or officer in an action or proceeding to which the director or officer was made a party by reason of the director or officer being an officer and/or director of (a) the company or (b) if at the company's request, of an organization of which it is a shareholder or creditor.

     GlaxoSmithKline maintains insurance relating to certain liabilities of GlaxoSmithKline plc and its subsidiaries, including GlaxoSmithKline Capital plc and GlaxoSmithKline Capital Inc., that its directors and officers may incur in such capacity.

     English law does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him or her in respect of negligence, default, breach of duty or breach of trust in relation to the company except liability incurred by such director or officer in defending any legal proceeding (whether civil or criminal) in which judgment is given in his or her favor or in which he or she is acquitted or in certain instances where, although he or she is liable, a court finds that such director or officer acted honestly and reasonably and that having regard to all the circumstances he or she ought fairly to be excused and relief is granted by the court.

     Section 310 of the Companies Act 1985 of Great Britain, as amended (the "Companies Act"), provides as follows:

          "1. This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

          "2. Except as provided by the following subsection, any such provision is void.

          "3. This section does not prevent a company --

             (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

             (b) from indemnifying any such officer or auditor against any liability incurred by him --

                (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

                (ii) in connection with any application under section 144(3) or
           (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

     Section 727 of the Companies Act provides as follows:

     "727. Power of court to grant relief in certain circumstances:

          "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

          (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

          (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

GLAXOSMITHKLINE CAPITAL INC.

     Section 7 of Article 7 of GlaxoSmithKline Capital Inc.'s By-Laws currently provides that GlaxoSmithKline Capital Inc. shall indemnify directors and officers to the extent permitted by law.

     GlaxoSmithKline and GlaxoSmithKline Capital Inc. have agreed with their directors and officers to indemnify them, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by any such director or officer in an action or proceeding to which the director or officer was made a party by reason of the director or officer being an officer and/or director of (a) GlaxoSmithKline Capital Inc. or (b) if at GlaxoSmithKline Capital Inc.'s request, of an organization of which it is a shareholder or creditor.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director or officer of such corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 9.  EXHIBITS

  EXHIBIT
    NO.                          DESCRIPTION OF DOCUMENT
  -------                        -----------------------
    1.1*       Form of Underwriting Agreement.
    3.1*       Certificate of Incorporation of GlaxoSmithKline Capital Inc.
    3.2*       Articles of Association of GlaxoSmithKline Capital plc.
    4.1*       Form of Indenture among GlaxoSmithKline Capital Inc.,
               Citibank, N.A., as trustee, and GlaxoSmithKline plc, as
               guarantor.
    4.2*       Form of Indenture among GlaxoSmithKline Capital plc,
               Citibank, N.A., as trustee, and GlaxoSmithKline plc, as
               guarantor.
    4.3*       Form of Guaranteed Debt Security of GlaxoSmithKline Capital
               Inc.
    4.4*       Form of Guaranteed Debt Security of GlaxoSmithKline Capital
               plc.
    5.1*       Opinion of Cleary, Gottlieb, Steen & Hamilton
   23.1*       Consent of Cleary, Gottlieb, Steen & Hamilton (to be
               included in Exhibit 5.1).
   23.2        Consent of PricewaterhouseCoopers LLP.
   24.1        Powers of Attorney (included on the signature pages of this registration statement).
   25.1        Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Citibank, N.A., as trustee, under the
               GlaxoSmithKline Capital Inc. Indenture.
   25.2        Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Citibank, N.A., as trustee, under the
               GlaxoSmithKline Capital plc Indenture.

---------------

* To be filed by amendment or incorporated by reference. The Registrants will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.

ITEM 10.  UNDERTAKINGS

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by GlaxoSmithKline pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) In the case of GlaxoSmithKline, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that GlaxoSmithKline includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by GlaxoSmithKline pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of GlaxoSmithKline's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 28th day of March, 2003.

                                          GLAXOSMITHKLINE PLC

                                          By:  /s/ Dr. Jean-Pierre Garnier
                                            ------------------------------------
                                            Name: Dr. Jean-Pierre Garnier
                                            Title:  Chief Executive Officer and
                                                Executive Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Rupert M. Bondy, Simon M. Bicknell and Donald F. Parman, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form F-3 (including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities in respect of GlaxoSmithKline plc on the 28th day of March, 2003.

                        SIGNATURE                                          TITLE
                        ---------                                          -----

               /s/ CHRISTOPHER HOGG                   Non-Executive Chairman of the Board of Directors
 ------------------------------------------------
               Sir Christopher Hogg


                  /s/ ROGER HURN                            Non-Executive Deputy Chairman of the
 ------------------------------------------------                    Board of Directors
                  Sir Roger Hurn


           /s/ DR. JEAN-PIERRE GARNIER                  Chief Executive Officer (principal executive
 ------------------------------------------------             officer) and Executive Director
             Dr. Jean-Pierre Garnier


                 /s/ JOHN COOMBE                      Chief Financial Officer (principal financial and
 ------------------------------------------------        accounting officer) and Executive Director
                   John Coombe


                 /s/ PAUL ALLAIRE                                  Non-Executive Director
 ------------------------------------------------
                   Paul Allaire


               /s/ MICHELE BARZACH                                 Non-Executive Director
 ------------------------------------------------
               Dr. Michele Barzach

                        SIGNATURE                                          TITLE
                        ---------                                          -----

                  /s/ PETER JOB                                    Non-Executive Director
 ------------------------------------------------
                  Sir Peter Job


                /s/ JOHN MCARTHUR                                  Non-Executive Director
 ------------------------------------------------
                  John McArthur


                /s/ DONALD MCHENRY                                 Non-Executive Director
 ------------------------------------------------
                  Donald McHenry


             /s/ DR. RONALDO SCHMITZ                               Non-Executive Director
 ------------------------------------------------
               Dr. Ronaldo Schmitz


              /s/ DONALD. F. PARMAN                       Vice President -- U.S. Legal Operations
 ------------------------------------------------      Authorized Representative in the United States
                 Donald F. Parman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 28th day of March, 2003.

                                          GLAXOSMITHKLINE CAPITAL INC.

                                          By:        /s/ JOHN COOMBE
                                            ------------------------------------
                                            Name: John Coombe
                                            Title:  President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Rupert M. Bondy, Simon M. Bicknell and Donald F. Parman, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form F-3 (including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities in respect of GlaxoSmithKline Capital Inc. on the 28th day of March, 2003.

                        SIGNATURE                                          TITLE
                        ---------                                          -----

               /s/ RUPERT M. BONDY                                        Director
 ------------------------------------------------
                 Rupert M. Bondy


              /s/ THOMAS M. STRAUSS                                       Director
 ------------------------------------------------
                Thomas M. Strauss


                 /s/ JOHN COOMBE                        Director and President (Principal Executive
 ------------------------------------------------    Officer, Principal Financial Officer and Principal
                   John Coombe                                      Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 28th day of March, 2003.

                                          GLAXOSMITHKLINE CAPITAL PLC

                                          By:        /s/ JOHN COOMBE
                                            ------------------------------------
                                            Name: John Coombe for and on behalf
                                                  of Glaxo Group Limited.
                                              Title:  Corporate Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Rupert M. Bondy, Simon M. Bicknell and Donald F. Parman, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form F-3 (including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities in respect of GlaxoSmithKline Capital plc on the 28th day of March, 2003.

                        SIGNATURE                                          TITLE
                        ---------                                          -----
               Glaxo Group Limited                                   Corporate Director


 By:                 /s/ JOHN COOMBE
        ------------------------------------------
                    Name: John Coombe
                     Title:  Director

   Edinburgh Pharmaceutical Industries Limited                       Corporate Director


 By:                /s/ SIMON BICKNELL
        ------------------------------------------
                   Name: Simon Bicknell
                Title:  Company Secretary


               /s/ DONALD F. PARMAN                       Vice-President -- U.S. Legal Operations
 ------------------------------------------------      Authorized Representative in the United States
                 Donald F. Parman

                               INDEX TO EXHIBITS

  EXHIBIT
    NO.                          DESCRIPTION OF DOCUMENT
  -------                        -----------------------
    1.1*       Form of Underwriting Agreement.
    3.1*       Certificate of Incorporation of GlaxoSmithKline Capital Inc.
    3.2*       Articles of Association of GlaxoSmithKline Capital plc.
    4.1*       Form of Indenture among GlaxoSmithKline Capital Inc.,
               Citibank, N.A., as trustee, and GlaxoSmithKline plc, as
               guarantor.
    4.2*       Form of Indenture among GlaxoSmithKline Capital plc,
               Citibank, N.A., as trustee, and GlaxoSmithKline plc, as
               guarantor.
    4.3*       Form of Guaranteed Debt Security of GlaxoSmithKline Capital
               Inc.
    4.4*       Form of Guaranteed Debt Security of GlaxoSmithKline Capital
               plc.
    5.1*       Opinion of Cleary, Gottlieb, Steen & Hamilton.
   23.1*       Consent of Cleary, Gottlieb, Steen & Hamilton (to be
               included in Exhibit 5.1).
   23.2        Consent of PricewaterhouseCoopers LLP.
   24.1        Powers of Attorney (included on the signature pages of this registration statement).
   25.1        Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Citibank, N.A., as trustee, under the
               GlaxoSmithKline Capital Inc. Indenture.
   25.2        Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Citibank, N.A., as trustee, under the
               GlaxoSmithKline Capital plc Indenture.

---------------

* To be filed by amendment or incorporated by reference. The Registrants will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.